Exhibit j(1)

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Advisor Series II: Fidelity Advisor Floating Rate High Income Fund which is included in Post-Effective Amendment Nos. 51 & 53 to the Registration Statement No. 811-4707 on Form N-1A.

 /s/Deloitte & Touche LLP
 Deloitte & Touche LLP

Boston, Massachusetts
August 3, 2000